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                                                                  EXHIBIT 10.24

                              CONSULTING AGREEMENT

         THIS AGREEMENT is made and entered into as of May 25, 1999 by and between NFRONT, INC., a Georgia corporation (hereinafter referred to as "nFront"), and BRADY L. RACKLEY, JR., an individual resident of the State of Georgia (hereinafter referred to as "Consultant").

         WHEREAS, nFront desires to engage Consultant, upon the terms and conditions hereinafter set forth, to provide sales and marketing services to nFront, and Consultant desires to provide such services to nFront; and

         WHEREAS, nFront and Consultant mutually desire to set forth their understandings in a written agreement;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby mutually understood and agreed as follows:

         1. Scope of Consultant's Services. Consultant shall provide to nFront sales and marketing services (the "Services"). The scope of the Services may be amended from time to time by written agreement of Consultant and nFront.

         2. Compensation; Expenses. In consideration of the performance by Consultant of the Services, nFront shall pay to Consultant $70,000 per year.

         3. Term; Termination. Either party may terminate this Agreement upon thirty (30) days written notice to the other party. The termination of this Agreement shall not affect any right or obligations that have accrued as of the time of such termination.

         4. Miscellaneous. This Agreement shall be controlled and construed under the laws of the State of Georgia without regard to its principles of conflicts of law. This Agreement shall be changed or modified except by amendment hereto in writing and signed by both parties to this Agreement. The Consultant shall not assign either the benefits or the obligations of this Agreement. This Agreement shall be executed in two or more counterparts, each of which shall be considered an original.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed effective the day and year first above written.

                                       NFRONT, INC.

                                       By: /s/ Brady L. "Tripp" Rackley III
                                           ------------------------------------

                                       Title: Chairman/Chief Executive Officer

                                       /s/ Brady L. Rackley, Jr.
                                       ----------------------------------------
                                       BRADY L. RACKLEY, JR.